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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 28, 2003



                         HALLWOOD REALTY PARTNERS, L.P.
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             (Exact name of registrant as specified in its charter)


            DELAWARE                         1-10643                     75-2313955
-------------------------------      ------------------------        -------------------
(State or other jurisdiction of      (Commission File Number)           (IRS Employer
 incorporation or organization)                                      Identification No.)


              3710 RAWLINS
               SUITE 1500
              DALLAS, TEXAS                                                 75219
----------------------------------------                             -------------------
(Address of principal executive offices)                                  (Zip Code)


Registrant's telephone number, including area code: (214) 528-5588



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)







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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On March 28, 2003, Hallwood Realty Partners, L.P. (the "Partnership") entered into Amendment No. 2 to the Unit Purchase Rights Agreement, dated as of November 30, 1990, between the Partnership and EquiServe Trust Company, N.A. (formerly known as Bank Boston, N.A. and The First National Bank of Boston), as rights agent (the "Rights Agreement"). The board of directors of the general partner of the Partnership decided to amend the Rights Agreement to extend the expiration date to March 31, 2008, to reflect the automatic adjustment that occurred to the initial Exercise Price from $50 to $250 as a result of the 1-for-5 reverse unit split effected by the Partnership in 1995, and otherwise to update the Rights Agreement. A copy of the amendment to the Rights Agreement is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1 Amendment No. 2 to Unit Purchase Rights Agreement, dated as of March 28, 2003, by and between Hallwood Realty Partners, L.P. and EquiServe Trust Company, N.A., as Rights Agent





                                       2
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  April 1, 2003                   Hallwood Realty Partners, L.P.

                                       By:  Hallwood Realty, L.L.C.
                                            General Partner


                                       By:   /s/ JEFFREY D. GENT
                                          -------------------------------------
                                       Name:  Jeffrey D. Gent
                                       Title:   Vice President - Finance
                                       Chief Accounting Officer




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                                  EXHIBIT INDEX


EXHIBIT NO.       EXHIBIT DESCRIPTION
-----------       -------------------
99.1              Amendment No. 2 to Unit Purchase Rights Agreement, dated as of
                  March March 28, 2003, by and between Hallwood Realty Partners,
                  L.P. and EquiServe Trust Company, N.A., as Rights Agent